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			       EXHIBIT 23.1
		  Consent of PricewaterhouseCoopers LLP

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		    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Ohio Casualty Corporation on Form S-3 (File No. 333-70761) of our reports dated February 4, 1999, on our audits of the consolidated financial statements and financial statement schedules of Ohio Casualty Corporation and subsidiaries as of December 31, 1998, 1997 and 1996 and for the years then ended appearing in the Annual Report on Form 10-K of Ohio Casualty Corporation filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934.
We also consent to the reference to our firm under the captions "Experts".

/s/ PRICEWATERHOUSECOOPERS LLP

Cincinnati, Ohio
March 29, 1999